SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 17, 2011
Date of Report (Date of earliest event reported)
COLLECTIVE BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770	43-1813160
(Commission File Number)	(IRS Employer Identification No.)
3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207
(Address of Principal Executive Office) (Zip Code)
(785) 233-5171
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 17, 2011, the Compensation, Nominating and Governance Committee (the “Committee”) of Collective Brands, Inc. (the “Company”) met and reviewed the compensation of Mr. Massey in connection with his service as interim Chief Executive officer and President of the Company and made the following changes to his compensation:
1) One-time lump sum payment of $400,000 gross at the earlier of 12/31/2011 and the hiring of a permanent CEO.
2) Increase annual target incentive to 100% of current base salary, prorated for the time in the interim Chief Executive Officer and President role.
3) Grant Mr. Massey stock-settled stock appreciation rights (“SARs”) valued at $250,000 at next quarterly grant date in September of which 50 percent will be performance based and vest ratably depending on the achievement of the performance criteria. The remaining 50 percent will cliff vest on the third anniversary of the grant date. The SAR grant shall not to exceed 60,000 SARs in the aggregate.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.
Date: June 21, 2011	By:	/s/ Douglas G. Boessen
Douglas G. Boessen
Division Senior Vice President Chief Financial Officer and Treasurer